Exhibit 99.1

Cash America Announces Third Quarter Net Income Up 24% And Dividend Declared

FORT WORTH, Texas--(BUSINESS WIRE)--October 21, 2010--Cash America International, Inc. (NYSE: CSH) announced today that net income attributable to the Company for the third quarter of 2010 increased 24% to $27,908,000 (90 cents per share) compared to the third quarter of 2009 which was $22,478,000 (73 cents per share). Consolidated earnings per share for the third quarter were in line with the Company’s earnings pre-announcement press release issued on October 13, 2010, that also reported that the results would be above the high end of the Company’s initially reported guidance range of between 82 and 88 cents per share, provided on July 22, 2010.

Consolidated total revenue increased 16% during the third quarter of 2010 to $319.4 million, up from $276.1 million during the same period in 2009 continuing a trend of four consecutive quarters of double-digit increases year over year. Contributing to the increase in total revenue was an increase in consumer loan fees from the Company’s E-Commerce segment. Revenue from online consumer loan fees, excluding the card based micro-line of credit services, rose 50%, to $95.4 million, due to higher demand in the United States and foreign markets during the period. The Company’s Retail Services segment also posted higher revenue and earnings in the third quarter of 2010 due to the performance of its domestic pawn lending business. Higher revenue from pawn loans and increased profitability on the sale of merchandise during the quarter led the Company’s U.S. based Retail Services business to post an 11% increase in income from operations, which reached $35.6 million. Consolidated income from operations for Cash America increased 22%, to $50.4 million, on the 16% increase in total revenue, for the three months ended September 2010 compared to the same period in 2009.

For the nine-month period ended September 30, 2010, Cash America reported a 28% increase in net income of $80,830,000 ($2.56 per share) compared to $62,995,000 ($2.06 per share) for the same period in 2009. Total revenue increased 16% to $924.5 million for the nine-month period ended September 30, 2010, up from $796.6 million for the same period in 2009.

Commenting on the results for the third quarter, Daniel R. Feehan, President and Chief Executive Officer said, “We are pleased with the success of our E-Commerce lending platform which continues to offer consumers a convenient and easy way to access credit in these difficult economic times. During the third quarter, both our pawn loan and consumer loan portfolios performed very well which added to the increase in earnings. As we approach the last three months of 2010, we are looking forward to the integration of our recent acquisition of 39 pawn-lending locations to provide momentum for the coming year.”

Cash America will conduct a conference call to discuss its third quarter earnings on Thursday, October 21, 2010 at 7:00 AM CDT. A live web cast of the call will be available on the Company’s corporate web site in the Investor Relations section (www.cashamerica.com). To listen to the live call, please go to the web site at least fifteen minutes early to register, download, and install any necessary audio software.

Additionally, the Company announced that the Board of Directors, at its regularly scheduled quarterly meeting, declared a $0.035 (3.5 cents) per share cash dividend on common stock outstanding. The dividend will be paid at the close of business on November 17, 2010 to shareholders of record on November 3, 2010.

Outlook for the Fourth Quarter of 2010 and 2011 Fiscal Year

Expectations for the remainder of fiscal 2010 will be impacted by earning asset levels based on customer demand for credit products and by customer demand for the sale of merchandise in pawn lending locations during the seasonally important holiday selling season. The fourth quarter represents an important period of retail sales for the Company, and results will be affected by consumer sentiments during the period. Based on its views and expectations related to the preceding factors management expects that the fourth quarter 2010 net income per share will be between $1.09 and $1.19 per share compared to $1.09 per share in the fourth quarter of 2009. This amount includes an estimated burden of $2 million in the fourth quarter (estimated to be 4 cents per share after taxes) related to the acquisition of the Maxit pawn locations completed in early October. The expected results for the fourth quarter of 2010, and all future periods, do not include profits from the Company’s card based micro-line of credit services business after October 12, 2010. Applying the expected fourth quarter range to actual results for the first nine months of the year would lead management’s expectation for the full year 2010 earnings per share to be between $3.65 and $3.75 compared to $3.17 per share in fiscal 2009.

In addition, management is initiating its preliminary expectations for fiscal year 2011. Based on its current views of the coming year, management establishes its initial anticipated range of earnings per share of $4.11 to $4.22 for fiscal 2011.

About the Company

As of September 30, 2010, Cash America International, Inc. had 1,062 total locations offering specialty financial services to consumers, which include 735 lending locations (including nine unconsolidated franchised locations) operating in 28 states in the United States under the names “Cash America Pawn,” “SuperPawn,” “Cash America Payday Advance,” and “Cashland,” and 202 pawn lending locations, of which the Company is a majority owner, operating in 21 jurisdictions in central and southern Mexico under the name “Prenda Fácil.” The Company also operated 120 unconsolidated franchised and five Company-owned check cashing centers operating in 17 states in the United States under the name “Mr. Payroll” as of September 30, 2010. Additionally, as of September 30, 2010, the Company offered short-term loans over the Internet to customers in 33 states in the United States at http://www.cashnetusa.com, in the United Kingdom at http://www.quickquid.co.uk, in Australia at http://www.dollarsdirect.com.au, and in Canada at http://www.dollarsdirect.ca. The Company also owns a micro-line of credit services business that processes short-term loans on behalf of a third-party lender with balances outstanding in all 50 states and four other United States jurisdictions as of September 30, 2010.

For additional information regarding the Company and the services it provides, visit the Company’s websites located at:

http://www.cashamerica.com	http://www.quickquid.co.uk
http://www.enovafinancial.com	http://www.dollarsdirect.com.au
http://www.cashnetusa.com	http://www.dollarsdirect.ca
http://www.cashlandloans.com	http://www.goldpromise.com
http://www.primaryinnovations.net	http://www.mrpayroll.com

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This release contains forward-looking statements about the business, financial condition and prospects of Cash America International, Inc. and its subsidiaries (the “Company”). The actual results of the Company could differ materially from those indicated by the forward-looking statements because of various risks and uncertainties including, without limitation, changes in pawn, consumer credit, tax and other laws and governmental rules and regulations applicable to the Company's business, changes in demand for the Company's services, the continued acceptance of the online distribution channel by the Company’s cash advance customers, the actions of third parties who provide, acquire or offer products and services to, from or for the Company, fluctuations in the price of gold, changes in competition, the ability of the Company to open new operating units in accordance with its plans, changes in economic conditions, real estate market fluctuations, interest rate fluctuations, changes in foreign currency exchange rates, changes in the capital markets, the ability to successfully integrate newly acquired businesses into the Company’s operations, the loss of services of any of the Company’s executive officers, the effect of any current or future litigation proceedings on the Company, acts of God, war or terrorism, pandemics and other events, the effect of any of such changes on the Company’s business or the markets in which the Company operates and other risks and uncertainties indicated in the Company's filings with the Securities and Exchange Commission. These risks and uncertainties are beyond the ability of the Company to control, nor can the Company predict, in many cases, all of the risks and uncertainties that could cause its actual results to differ materially from those indicated by the forward-looking statements. When used in this release, terms such as “believes,” “estimates,” “should,” “could,” “would,” “plans,” “expects,” “anticipates,” “may,” “forecasts,” “projects” and similar expressions and variations as they relate to the Company or its management are intended to identify forward-looking statements. The Company disclaims any intention or obligation to update or revise any forward-looking statements to reflect events or circumstances occurring after the date of this release.

CASH AMERICA INTERNATIONAL, INC. AND SUBSIDIARIES
HIGHLIGHTS OF CONSOLIDATED RESULTS OF OPERATIONS
(in thousands, except per share data)
(Unaudited)
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2010	2009	2010	2009

Consolidated Operations:
Total revenue	$319,360	$276,124	$924,503	$796,596
Net revenue	245,564	200,582	690,345	567,018
Total operating expenses	195,205	159,152	544,409	449,910

Income from operations	$50,359	$41,430	$145,936	$117,108

Income before income taxes	44,886	35,851	129,585	101,524

Net Income	$27,478	$22,748	$80,440	$63,792

Net loss (income) attributable to the noncontrolling interest	430	(270)	$390	$(797)

Net Income Attributable to Cash America International, Inc.	$27,908	$22,478	$80,830	$62,995

Earnings per share:

Net Income attributable to Cash America International, Inc. common stockholders:

Basic	$0.95	$0.76	$2.73	$2.12
Diluted	$0.90	$0.73	$2.56	$2.06

Weighted average shares:
Basic	29,462	29,702	29,601	29,757
Diluted	31,038	30,698	31,598	30,524

CASH AMERICA INTERNATIONAL, INC. AND SUBSIDIARIES CONSOLIDATED BALANCE SHEETS
(in thousands, except per share data)
(Unaudited)
	September 30,		December 31,
	2010	2009	2009

Assets
Current assets:
Cash and cash equivalents	$52,427	$28,532	$46,004
Pawn loans	196,278	190,478	188,312
Consumer loans, net	129,480	93,472	108,789
Merchandise held for disposition, net	120,244	116,890	113,824
Pawn loan fees and service charges receivable	37,593	36,228	36,544
Prepaid expenses and other assets	48,066	21,155	32,129
Deferred tax assets	28,872	23,894	21,536
Total current assets	612,960	510,649	547,138
Property and equipment, net	203,409	188,363	193,737
Goodwill	515,345	493,384	493,492
Intangible assets, net	24,939	28,787	27,793
Other assets	6,897	7,829	7,495
Total assets	$1,363,550	$1,229,012	$1,269,655

Liabilities and Equity
Current liabilities:
Accounts payable and accrued expenses	$94,543	$73,804	$87,368
Accrued supplemental acquisition payment	-	-	2,291
Customer deposits	9,619	9,547	8,837
Income taxes currently payable	8,746	5,258	8,699
Current portion of long-term debt	25,493	17,512	25,493
Total current liabilities	138,401	106,121	132,688
Deferred tax liabilities	50,156	40,103	42,590
Noncurrent income tax payable	2,275	4,051	2,009
Other liabilities	9,005	3,929	5,479
Long-term debt	405,233	429,096	403,690
Total liabilities	$605,070	$583,300	$586,456

Equity:
Cash America International, Inc. equity:
Common stock, $0.10 par value per share, 80,000,000 shares
authorized, 30,235,164 shares issued	3,024	3,024	3,024
Additional paid-in capital	165,473	166,278	166,761
Retained earnings	610,545	500,150	532,805
Accumulated other comprehensive income (loss)	6,433	(1,607)	1,181
Treasury shares, at cost (1,060,326 shares, 965,371 shares and
933,082 shares at September 30, 2010 and 2009,
and at December 31, 2009, respectively)	(33,097)	(27,759)	(26,836)
Total Cash America International, Inc. stockholders' equity	752,378	640,086	676,935
Noncontrolling interest	6,102	5,626	6,264
Total equity	758,480	645,712	683,199
Total liabilities and equity	$1,363,550	$1,229,012	$1,269,655

CASH AMERICA INTERNATIONAL, INC. AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF INCOME (in thousands, except per share data) (Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2010	2009	2010	2009

Revenue
Pawn loan fees and service charges	$63,968	$59,920	$181,756	$167,159
Proceeds from disposition of merchandise	116,998	114,786	372,731	354,719
Consumer loan fees	134,869	98,209	359,176	263,119
Other	3,525	3,209	10,840	11,599
Total Revenue	319,360	276,124	924,503	796,596
Cost of Revenue
Disposed merchandise	73,796	75,542	234,158	229,578
Net Revenue	245,564	200,582	690,345	567,018
Expenses
Operations	105,809	89,368	304,259	261,284
Consumer loan loss provision	51,136	37,690	129,963	91,642
Administration	27,838	21,875	78,832	66,031
Depreciation and amortization	10,422	10,219	31,355	30,953
Total Expenses	195,205	159,152	544,409	449,910
Income from Operations	50,359	41,430	145,936	117,108
Interest expense	(5,647)	(5,436)	(16,510)	(15,591)
Interest income	161	7	320	26
Foreign currency transaction gain (loss)	74	(150)	(100)	(19)
Equity in loss of unconsolidated subsidiary	(61)	-	(61)	-
Income before Income Taxes	44,886	35,851	129,585	101,524
Provision for income taxes	17,408	13,103	49,145	37,732
Net Income	27,478	22,748	80,440	63,792
Net loss (income) attributable to the noncontrolling interest	430	(270)	390	(797)
Net Income Attributable to Cash America International, Inc.	$27,908	$22,478	$80,830	$62,995
Earnings Per Share:
Net Income attributable to Cash America International, Inc. common stockholders:
Basic	$0.95	$0.76	$2.73	$2.12
Diluted	$0.90	$0.73	$2.56	$2.06
Weighted average common shares outstanding:
Basic	29,462	29,702	29,601	29,757
Diluted	31,038	30,698	31,598	30,524
Dividends declared per common share	$0.035	$0.035	$0.105	$0.105

The following table outlines certain data related to the Company’s pawn loan activities as of and for the three and nine months ended September 30, 2010 and 2009.

CASH AMERICA INTERNATIONAL, INC. AND SUBSIDIARIES PAWN OPERATIONS – FINANCIAL AND OPERATING DATA (in thousands, except where otherwise noted)

	As of September 30,
	2010				2009
Ending pawn loan balances	$175,880	$20,398		$196,278	$168,049	$22,429		$190,478
Ending merchandise balance, net	$120,244	$-	(1)	$120,244	$116,890	$-	(1)	$116,890

	Three Months Ended September 30,
	2010				2009
	Domestic	Foreign	Total		Domestic	Foreign	Total
Pawn loan fees and service charges	$56,638	$7,330		$63,968	$52,428	$7,492		$59,920
Average pawn loan balance outstanding	$170,703	$21,013		$191,716	$163,412	$21,140		$184,552
Amount of pawn loans written and renewed	$181,665	$20,418		$202,083	$171,480	$29,633		$201,113
Annualized yield on pawn loans	131.6%	138.4%		132.4%	127.3%	141.0%		128.9%
Gross profit margin on disposition of merchandise	36.9%	-	(1)	36.9%	34.2%	-	(1)	34.2%
Merchandise turnover	2.6	-	(1)	2.6	2.7	-	(1)	2.7
	Nine Months Ended September 30,
	2010				2009
	Domestic	Foreign		Total	Domestic	Foreign		Total
Pawn loan fees and service charges	$158,580	$23,176		$181,756	$146,297	$20,862		$167,159
Average pawn loan balance outstanding	$157,343	$22,286		$179,629	$149,433	$18,893		$168,326
Amount of pawn loans written and renewed	$491,602	$66,398		$558,000	$467,833	$72,776		$540,609
Annualized yield on pawn loans	134.8%	139.0%		135.3%	130.9%	147.8%		132.8%
Gross profit margin on disposition of merchandise	37.2%	-	(1)	37.2%	35.3%	-	(1)	35.3%
Merchandise turnover	2.9	-	(1)	2.9	2.9	-	(1)	2.9

(1)		With respect to the Company’s foreign pawn operations, collateral underlying unredeemed pawn loans is not owned by the Company; therefore, proceeds from disposition are recorded as pawn loan fees and service charges in the Company’s consolidated statements of operations.

CASH AMERICA INTERNATIONAL, INC. AND SUBSIDIARIES

MERCHANDISE DISPOSITION, GROSS PROFIT AND INVENTORY OPERATING DATA

(in thousands)

Profit from the disposition of merchandise represents the proceeds received from the disposition of merchandise in excess of the cost of disposed merchandise. Retail sales include the sale of jewelry and general merchandise direct to consumers through any of the Company’s retail services locations or the internet. Commercial sales include the sale of refined gold, platinum and diamonds to refiners, brokers or manufacturers. The following table summarizes the proceeds from the disposition of merchandise and the related profit for the three and nine months ended September 30, 2010 and 2009.

	Three Months Ended September 30,
	2010			2009

	Retail	Commercial	Total	Retail	Commercial	Total
Proceeds from disposition	$64,578	$52,420	$116,998	$60,036	$54,750	$114,786
Gross profit on disposition	$26,203	$16,999	$43,202	$23,670	$15,574	$39,244
Gross profit margin	40.6%	32.4%	36.9%	39.4%	28.4%	34.2%
Percentage of total gross profit	60.7%	39.3%	100.0%	60.3%	39.7%	100.0%
	Nine Months Ended September 30,
	2010			2009

	Retail	Commercial	Total	Retail	Commercial	Total
Proceeds from disposition	$214,750	$157,981	$372,731	$202,520	$152,199	$354,719
Gross profit on disposition	$86,106	$52,467	$138,573	$81,547	$43,594	$125,141
Gross profit margin	40.1%	33.2%	37.2%	40.3%	28.6%	35.3%
Percentage of total gross profit	62.1%	37.9%	100.0%	65.2%	34.8%	100.0%

The table below summarizes the age of merchandise held for disposition before valuation allowance of $0.7 million at September 30, 2010 and 2009 (dollars in thousands).

	Balance at September 30,
	2010		2009
	Amount	%	Amount	%

Merchandise held for one year or less –
Jewelry	$77,729	64.3%	$73,108	62.2
Other merchandise	37,215	30.7	36,014	30.6

Total merchandise held for one year or less	114,944	95.0	109,122	92.8
Merchandise held for more than one year –
Jewelry	3,033	2.5	5,207	4.4
Other merchandise	2,967	2.5	3,261	2.8

Total merchandise held for more than one year	6,000	5.0	8,468	7.2

Total merchandise held for disposition	$120,944	100.0%	$117,590	100.0

CASH AMERICA INTERNATIONAL, INC. AND SUBSIDIARIES CONSUMER LOAN FINANCIAL AND OPERATING DATA (in thousands, except where otherwise noted)

In addition to reporting financial results in accordance with GAAP, the Company has provided combined consumer loans and combined consumer loans written, which are non-GAAP measures.  Combined consumer loans and combined consumer loans written include (i) consumer loans written by the Company, which are GAAP measures, (ii) consumer loans written by third-party lenders through the CSO program, which are non-GAAP measures and (iii) the Company's participation interests in consumer loans written by a third-party lender’s MLOC product, which are GAAP measures.  Management believes these measures are useful in evaluating the consumer loan portfolio on an aggregate basis, including its evaluation of the loss provision for the Company-owned portfolio and third-party lender-owned portfolios that the Company guarantees.  The following table summarizes selected data related to the Company’s consumer loan activities as of September 30, 2010 and 2009 and for the three and nine months ended September 30, 2010 and 2009.

	As of September 30,
	2010			2009

	Company Owned (a)	Guaranteed by the Company(b)	Combined(b)	Company Owned (a)	Guaranteed by the Company(b)	Combined(b)
Ending consumer loan balances:
Retail Services	$46,874	$9,401	$56,275	$49,505	$11,200	$60,705
Internet Lending	104,036	37,991	142,027	62,207	31,568	93,775
MLOC	24,156	-	24,156	6,448	-	6,448
Total ending loan balance, gross	$175,066	$47,392	$222,458	$118,160	$42,768	$160,928
Less: Allowance for losses	(45,586)	(2,790)	(48,376)	(24,688)	(2,816)	(27,504)
Total ending loan balance, net	$129,480	$44,602	$174,082	$93,472	$39,952	$133,424

	Three Months Ended September 30,
	2010			2009
	Company Owned (a)	Guaranteed by the Company(b)	Combined(b)	Company Owned (a)	Guaranteed by the Company(b)	Combined(b)
Amount of consumer loans written:
Retail Services	$181,651	$51,871	$233,522	$187,428	$58,553	$245,981
Internet Lending	241,075	235,806	476,881	174,492	163,446	337,938
MLOC	110,710	-	110,710	27,411	-	27,411
Total consumer loans written	$533,436	$287,677	$821,113	$389,331	$221,999	$611,330

Average amount per consumer loan:
Retail Services	$434	$578	$460	$429	$558	$454
Internet Lending	417	669	512	391	689	495
MLOC	202	-	202	141	-	141
Combined	$345	$650	$413	$361	$649	$431

	Nine Months Ended September 30,
	2010			2009
	Company Owned (a)	Guaranteed by the Company(b)	Combined(b)	Company Owned(a)	Guaranteed by the Company(b)	Combined(b)
Amount of consumer loans written:
Retail Services	$511,026	$148,088	$659,114	$503,940	$160,298	$664,238
Internet Lending	634,578	613,526	1,248,104	510,038	385,799	895,837
MLOC	277,608	-	277,608	68,510	-	68,510
Total consumer loans written	$1,423,212	$761,614	$2,184,826	$1,082,488	$546,097	$1,628,585

Average amount per consumer loan:
Retail Services	$436	$575	$461	$430	$558	$455
Internet Lending	412	680	511	402	714	495
MLOC	199	-	199	147	-	147
Combined	$346	$657	$415	$372	$660	$436

(a)					GAAP measure.
(b)					Non-GAAP measure.

CASH AMERICA INTERNATIONAL, INC. AND SUBSIDIARIES CONSUMER LOAN FINANCIAL AND OPERATING DATA (in thousands, except where otherwise noted)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2010	2009	2010	2009

Allowance for losses for Company-owned consumer loans:

Balance at beginning of period	$36,723	$22,163	$27,350	$21,495
Consumer loan loss provision	51,671	36,933	130,117	90,961
Charge-offs	(48,935)	(38,749)	(131,768)	(101,890)
Recoveries	6,127	4,341	19,887	14,122

Balance at end of period	$45,586	$24,688	$45,586	$24,688

Accrual for third-party lender-owned consumer loans:

Balance at beginning of period	$3,325	$2,059	$2,944	$2,135
Increase (decrease) in loss provision	(535)	757	(154)	681

Balance at end of period	$2,790	$2,816	$2,790	$2,816
Combined consumer loan loss provision as a % of combined consumer loans written (a)	6.2%	6.2%	5.9%	5.6%
Charge-offs (net of recoveries) as a % of combined consumer loans written (a)	5.2%	5.6%	5.1%	5.4%
Combined allowance for losses and accrued third-party lender losses as a % of combined gross portfolio(a)	21.7%	17.1%	21.7%	17.1%

(a)Non-GAAP measure.

CASH AMERICA INTERNATIONAL, INC. AND SUBSIDIARIES INCOME FROM OPERATIONS BY OPERATING SEGMENT (in thousands)

The following tables set forth income from operations for the Company’s operating segments, which are retail services and e-commerce, as of and for the three and nine months ended September 30, 2010 and 2009.

	Retail Services(1)			E-Commerce(2)
	Domestic	Foreign	Total	Domestic	Foreign	Total	Consolidated

Three Months Ended September 30, 2010
Revenue
Pawn loan fees and service charges	$56,638	$7,330	$63,968	$-	$-	$-	$63,968
Proceeds from disposition of merchandise	116,998	-	116,998	-	-	-	116,998
Consumer loan fees	29,250	-	29,250	77,720	27,899	105,619	134,869
Other	3,184	65	3,249	276	-	276	3,525
Total revenue	206,070	7,395	213,465	77,996	27,899	105,895	319,360
Cost of revenue – disposed merchandise	73,796	-	73,796	-	-	-	73,796
Net revenue	132,274	7,395	139,669	77,996	27,899	105,895	245,564
Expenses
Operations	73,515	4,078	77,593	19,707	8,509	28,216	105,809
Consumer loan loss provision	4,966	-	4,966	32,433	13,737	46,170	51,136
Administration	11,189	2,132	13,321	11,732	2,785	14,517	27,838
Depreciation and amortization	7,041	1,307	8,348	2,004	70	2,074	10,422
Total expenses	96,711	7,517	104,228	65,876	25,101	90,977	195,205
Income (loss) from operations	$35,563	$(122)	$35,441	$12,120	$2,798	$14,918	$50,359
As of September 30, 2010
Total assets	$844,756	$121,271	$966,027	$343,870	$53,653	$397,523	$1,363,550
Goodwill			$305,063			$210,282	$515,345

	Retail Services(1)			E-Commerce(2)
	Domestic	Foreign	Total	Domestic	Foreign	Total	Consolidated

Three Months Ended September 30, 2009
Revenue
Pawn loan fees and service charges	$52,428	$7,492	$59,920	$-	$-	$-	$59,920
Proceeds from disposition of merchandise	114,786	-	114,786	-	-	-	114,786
Consumer loan fees	31,619	-	31,619	54,897	11,693	66,590	98,209
Other	2,718	195	2,913	296	-	296	3,209
Total revenue	201,551	7,687	209,238	55,193	11,693	66,886	276,124
Cost of revenue – disposed merchandise	75,542	-	75,542	-	-	-	75,542
Net revenue	126,009	7,687	133,696	55,193	11,693	66,886	200,582
Expenses
Operations	68,833	3,131	71,964	13,119	4,285	17,404	89,368
Consumer loan loss provision	7,190	-	7,190	25,007	5,493	30,500	37,690
Administration	10,590	1,879	12,469	8,549	857	9,406	21,875
Depreciation and amortization	7,352	966	8,318	1,892	9	1,901	10,219
Total expenses	93,965	5,976	99,941	48,567	10,644	59,211	159,152
Income from operations	$32,044	$1,711	$33,755	$6,626	$1,049	$7,675	$41,430
As of September 30, 2009
Total assets	$816,025	$114,039	$930,064	$278,256	$20,692	$298,948	$1,229,012
Goodwill			$297,906			$195,478	$493,384

CASH AMERICA INTERNATIONAL, INC. AND SUBSIDIARIES INCOME FROM OPERATIONS BY OPERATING SEGMENT (in thousands)

	Retail Services(1)			E-Commerce(2)
	Domestic	Foreign	Total	Domestic	Foreign	Total	Consolidated

Nine Months Ended September 30, 2010
Revenue
Pawn loan fees and service charges	$158,580	$23,176	$181,756	$-	$-	$-	$181,756
Proceeds from disposition of merchandise	372,731	-	372,731	-	-	-	372,731
Consumer loan fees	83,576	-	83,576	207,631	67,969	275,600	359,176
Other	9,907	139	10,046	794	-	794	10,840
Total revenue	624,794	23,315	648,109	208,425	67,969	276,394	924,503
Cost of revenue – disposed merchandise	234,158	-	234,158	-	-	-	234,158
Net revenue	390,636	23,315	413,951	208,425	67,969	276,394	690,345
Expenses
Operations	219,568	12,486	232,054	50,120	22,085	72,205	304,259
Consumer loan loss provision	12,971	-	12,971	85,312	31,680	116,992	129,963
Administration	34,571	6,305	40,876	28,932	9,024	37,956	78,832
Depreciation and amortization	21,539	3,681	25,220	5,935	200	6,135	31,355
Total expenses	288,649	22,472	311,121	170,299	62,989	233,288	544,409
Income from operations	$101,987	$843	$102,830	$38,126	$4,980	$43,106	$145,936
As of September 30, 2010
Total assets	$844,756	$121,271	$966,027	$343,870	$53,653	$397,523	$1,363,550
Goodwill			$305,063			$210,282	$515,345

	Retail Services(1)			E-Commerce(2)
	Domestic	Foreign	Total	Domestic	Foreign	Total	Consolidated

Nine Months Ended September 30, 2009
Revenue
Pawn loan fees and service charges	$146,297	$20,862	$167,159	$-	$-	$-	$167,159
Proceeds from disposition of merchandise	354,719	-	354,719	-	-	-	354,719
Consumer loan fees	85,661	-	85,661	152,452	25,006	177,458	263,119
Other	10,374	329	10,703	896	-	896	11,599
Total revenue	597,051	21,191	618,242	153,348	25,006	178,354	796,596
Cost of revenue – disposed merchandise	229,578	-	229,578	-	-	-	229,578
Net revenue	367,473	21,191	388,664	153,348	25,006	178,354	567,018
Expenses
Operations	209,792	8,669	218,461	33,449	9,374	42,823	261,284
Consumer loan loss provision	15,632	-	15,632	63,829	12,181	76,010	91,642
Administration	35,368	4,933	40,301	23,057	2,673	25,730	66,031
Depreciation and amortization	22,760	2,697	25,457	5,469	27	5,496	30,953
Total expenses	283,552	16,299	299,851	125,804	24,255	150,059	449,910
Income from operations	$83,921	$4,892	$88,813	$27,544	$751	$28,295	$117,108
As of September 30, 2009
Total assets	$816,025	$114,039	$930,064	$278,256	$20,692	$298,948	$1,229,012
Goodwill			$297,906			$195,478	$493,384

(1) The retail services segment is composed of the Company’s domestic and foreign storefront operations.
(2) The e-commerce segment is composed of the Company’s online channel, which has domestic and foreign operations, and the Company’s MLOC services channel.

CASH AMERICA INTERNATIONAL, INC. AND SUBSIDIARIES ADJUSTED EARNINGS PER SHARE
Adjusted Earnings Per Share

   In addition to reporting financial results in accordance with generally accepted accounting principles (“GAAP”), the Company has provided adjusted earnings and adjusted earnings per share, which are non-GAAP measures.  Management believes these measures are useful to help investors better understand the Company’s financial performance, competitive position and prospects for the future.  These non-GAAP measures are used by management in evaluating the Company’s results of operations.   The following table provides reconciliation between net income attributable to the Company and diluted earnings per share calculated in accordance with GAAP to adjusted earnings and adjusted earnings per share, respectively (dollars in thousands except per share data):

	Three Months Ended				Nine Months Ended
	September 30,				September 30,
	2010		2009		2010		2009
	$	Per Share	$	Per Share	$	Per Share	$	Per Share

Net income attributable to Cash America International, Inc.	$27,908	$0.90	$22,478	$0.73	$80,830	$2.56	$62,995	$2.06

Adjustments:
Intangible asset amortization, net of tax	643	0.02	955	0.03	2,060	0.07	2,943	0.10
Non-cash equity-based compensation, net of tax	594	0.02	489	0.02	1,774	0.06	1,476	0.05
Convertible debt non-cash interest and issuance cost amortization, net of tax	515	0.01	501	0.02	1,543	0.04	725	0.02
Foreign exchange loss (gain), net of tax	(45)	-	95	-	62	-	12	-
Adjusted earnings	$29,615	$0.95	$24,518	$0.80	$86,269	$2.73	$68,151	$2.23

CASH AMERICA INTERNATIONAL, INC. AND SUBSIDIARIES LOCATION INFORMATION

Retail Services Segment

         The following table sets forth the number of domestic and foreign locations in the Company’s retail services segment offering pawn lending, consumer lending, and other services as of September 30, 2010 and 2009.

	As of September 30,
	2010			2009
	Domestic(a)(b)	Foreign(c)(d)	Total	Domestic(a)	Foreign(c)	Total
Retail services locations offering:
Both pawn and consumer lending	569	-	569	549	-	549
Pawn lending only	77	202	279	70	157	227
Consumer lending only	89	-	89	132	-	132
Other (e)	125	-	125	126	-	126
Total retail services	860	202	1,062	877	157	1,034
(a)	Includes locations that operate under the names “Cash America Pawn,” “SuperPawn,” “Cash America Payday Advance” and “Cashland.” As of September 30, 2010 and 2009, respectively, includes 426 and 433 locations that primarily engage in pawn lending activities (of which, nine and 15, respectively, are unconsolidated franchised pawn lending locations) and 143 and 116 locations that primarily engage in consumer loan activities.
(b)	Includes locations that operate in 28 states in the United States.
(c)	Includes locations that operate in central and southern Mexico under the name “Prenda Fácil” (referred to as “Prenda Fácil”), of which the Company is a majority owner.
(d)	Includes locations that operate in 21 jurisdictions in Mexico.
(e)	Includes check cashing locations operating in the United States under the name “Mr. Payroll.” This amount represents five consolidated Company-owned check cashing locations operating in one state and includes 120 unconsolidated franchised locations operating in 17 states.

E-Commerce Segment

As of September 30, 2010, the Company’s e-commerce operating segment offered consumer loans over the internet to customers in:

  33 states in the United States at http://www.cashnetusa.com, in the United Kingdom at http://www.quickquid.co.uk,
  in Australia at http://www.dollarsdirect.com.au, and
  in Canada at http://www.dollarsdirect.ca.

The e-commerce segment also includes the Company’s MLOC services channel, which processes MLOC advances on behalf of a third-party lender and had a participation interest in MLOC receivables that were outstanding in all 50 states and four other U.S. jurisdictions as of September 30, 2010.

CASH AMERICA INTERNATIONAL, INC. AND SUBSIDIARIES

NON-GAAP DISCLOSURE

Non-GAAP Disclosure

In addition to the financial information prepared in conformity with GAAP, the Company provides historical non-GAAP financial information. Management uses the non-GAAP financial measures for internal managerial purposes and believes that presentation of non-GAAP financial information is meaningful and useful in understanding the activities and business metrics of the Company’s operations. Management believes that these non-GAAP financial measures reflect an additional way of viewing aspects of the Company’s business that, when viewed with the Company’s GAAP results, provide a more complete understanding of factors and trends affecting the Company’s business.

Management provides non-GAAP financial information for informational purposes and to enhance understanding of the Company’s GAAP consolidated financial statements. Readers should consider the information in addition to, but not instead of, the Company’s financial statements prepared in accordance with GAAP. This non-GAAP financial information may be determined or calculated differently by other companies, limiting the usefulness of those measures for comparative purposes.

CONTACT:
Cash America International, Inc.
Thomas A. Bessant, Jr., 817-335-1100